UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  February 4, 2008

BALLISTIC RECOVERY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-15318	41-1372079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Airport Road
South St. Paul, Minnesota 55401
(Address of principal executive offices)(Zip Code)

(651) 457-7491
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 4, 2008, Ballistic Recovery Systems, Inc. (the “Company”) appointed Carl D. Langr as its Chief Financial Officer.  From December 2003 to his commencement of employment with the Company, Mr. Langr served as interim Chief Financial Officer and Controller of CorVu North America, a performance management software company based in Edina, Minnesota.  From October 1998 to December 2003, Mr. Langr served as Controller for E & C Systems, Inc., a consulting and engineering firm located in Little Canada, Minnesota, which has since merged into Foth & Van Dyke.  Mr. Langr received his Bachelor of Arts Degree in Accounting from the University of Northern Iowa.

The Company and Mr. Langr have agreed to an annualized base salary of $105,000, and Mr. Langr will be eligible for participation in the Company’s bonus program.  The Company and Mr. Langr do not anticipate entering into a formal employment agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLISTIC RECOVERY SYSTEMS, INC.

Date: February 8 , 2008	By:	/s/ Larry E. Williams
Larry E. Williams, Chief Executive Officer